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                                                                    EXHIBIT 3.21

                                     FORM OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         SERVICE AMERICA OF TEXAS, INC.

                  Service America of Texas, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Texas, DOES HEREBY CERTIFY:

                  The name of the Corporation is Service America of Texas, Inc. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Texas on October 28, 1988.

                  These Amended and Restated Articles of Incorporation, which further amend and restate the Articles of Incorporation of the Corporation have been duly adopted in accordance with Section 407(A)(2) of the Business Corporation Act of the State of Texas ("TBCA"). Each amendment made in these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the TBCA. These Amended and Restated Articles of Incorporation accurately copy the Restated Articles of Incorporation that are in effect to date and as further amended hereby, and these Amended and Restated Articles of Incorporation contain no other change in any provisions thereof, except that the number of directors currently constituting the board of directors and the names and addresses of the persons serving as directors have been inserted in lieu of similar information concerning the initial board of directors, and the name and address of the incorporator has been omitted. The Corporation has received payment for its stock.

                  These Amended and Restated Articles of Incorporation amend Articles III, IV, IX, X , XIV and XV of the Corporation's original Articles of Incorporation, and delete Articles VI, VII, VIII, XI, XII and XIII of the Corporation's original Articles of Incorporation. The text of Articles III, IV, IX, X, XIV and XV, as amended by these Restated Articles of Incorporation, are set forth in Articles IV, VI, XII and XIII, VIII, III and IX, respectively. The number of shares outstanding and entitled to vote on the amendments was 1,000 and all 1,000 shares voted in favor of the amendments. These Amended and Restated Articles of Incorporation decrease the number of authorized shares of the Corporation from 100,000 to 100, and change the par value of each share from $.25 to $.01 per share. Pursuant to Section 4.07(B)(7) of the TBCA, the Corporation's stated capital will remain at least $1,000.00.

                  The Articles of Incorporation of the Corporation are hereby amended and restated to read in their entirety as follows:

                  FIRST: The name of the Corporation is Service America of Texas, Inc.

                  SECOND: The period of duration is perpetual.
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                  THIRD: The registered office and registered agent of the
Corporation in the State of Texas is CT Corporation System, 350 North St. Paul Street, Dallas, Texas 75201.

                  FOURTH: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the TBCA.

                  FIFTH: The Corporation will not commence business until it has received for the issuance of shares consideration of the value of a stated sum which shall be at least One Thousand Dollars ($1,000).

                  SIXTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is 100, consisting of 100 shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon.

         (2) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote.

         (b) Subject to applicable law, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         (c) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them.

                  SEVENTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation without a shareholder vote in any manner not inconsistent with the laws of the State of Texas or these Amended and Restated Articles of Incorporation, subject to the power of the shareholders entitled to vote to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required in order for the shareholders to amend, alter, change, add to or repeal the By-Laws of the Corporation.

                  EIGHTH: (1) To the fullest extent permitted by the laws of the State of Texas:

                  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director,

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officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the By-Laws of the Corporation with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (b) In addition to the right to indemnification conferred in this Article Eighth, Section (1), an indemnitee shall also have the right to be paid by the Corporation the reasonable expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the TBCA requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of: (1) a written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBCA; and (2) a written undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Eighth or otherwise.

                  (2) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent the director is found liable (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the Corporation, or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act or omission for which the liability of the director is expressly provided by an applicable statute. Any repeal or modification of this Article Eighth, Section (2) shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the TBCA is amended after the effective date of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBCA, as so amended.

                  NINTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of at least one director, the exact number

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of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. A director shall hold office until the next annual meeting of shareholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director for a term which shall expire at the next annual meeting of shareholders and until a successor is elected and shall qualify, provided that the Board of Directors may not fill more than two such vacancies during the period between any two successive annual meetings of shareholders. The number of directors may be decreased but in no case shall a decrease in the number of directors have the effect of shortening the term of any incumbent director. Directors may be removed with or without cause, and only by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors.

                  (2) The number of directors constituting the board of directors is three, and the name and address of each person who serves as a director are:

                 NAME                        ADDRESS
                 Kenneth R. Frick            2 Laurel Lane
                                             Campobello, SC 29322

                 Lawrence E. Honig           8 Torrey Pine Court
                                             Spartanburg, SC 29306

                 Janet L. Steinmayer         7 Nawthorne Road
                                             Old Greenwich, CT 06870

                  TENTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation may be effected at a duly called annual or special meeting of such holders or may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the holders of all the shares entitled to vote with respect to the action that is the subject of the consent. Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors, or (ii) the holders of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting. Meetings of shareholders may be held within or without the State of Texas, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Texas at such place or places as may be designated by the Board of Directors or in the By-Laws of the Corporation.

                  ELEVENTH: The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business.

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                  TWELFTH: Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required to alter, amend or repeal Article Seventh, Article Eighth, Article Ninth, Article Tenth, Article Eleventh or this Article Twelfth or to adopt any provision inconsistent therewith.

                  THIRTEENTH: The affirmative vote of two-thirds of: (a) the outstanding shares of the Corporation entitled to vote; and (b) the members of the Board of Directors in office shall be required to approve any merger, any sale of all or substantially all of the assets of the Corporation, any liquidation of the Corporation or the filing by the Corporation of a voluntary petition in bankruptcy.

                                      * * *

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                  IN WITNESS WHEREOF, SERVICE AMERICA OF TEXAS, INC. has caused this certificate to be signed by Janet L. Steinmayer, its Vice President, General Counsel and Secretary, on this ____ day of ____, 2003.


                                      SERVICE AMERICA OF TEXAS,
                                      INC.

                                      By:______________________________________
                                         Name:  Janet L. Steinmayer
                                         Title: Vice President, General
                                                Counsel and Secretary